LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Mark Gavin, Steven H. Markiewicz and Eileen Gagnon,
signing singly and each acting individually, as
the undersigned's true and lawful attorney-
in-fact with full power and authority as
hereinafter described to:
(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity
as an officer and/or director of
PC Connection, Inc. (the "Company"),
Forms 3, 4, and 5 including any amendments
thereto) in accordance with
Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder (the "Exchange Act");
(2)	do and perform any and all acts for
and on behalf of the undersigned which may
be necessary or desirable to prepare,
complete and execute any such Form 3, 4,
or 5, prepare, complete and execute any
amendment or amendments thereto,
and timely deliver and file such form
with the United States Securities and
Exchange Commission and any stock exchange or
similar authority;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's
behalf, information regarding transactions
in the Company's securities from any third
party, including brokers, employee
benefit plan administrators and trustees,
and the undersigned hereby authorizes any such
person to release any such information to such
attorney-in-fact and approves and ratifies
any such release of information; and
(4)	take any other action of any
type whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein
granted, as fully to all intents and
purposes as the undersigned might or
could do if personally present, with
full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 7th day of July, 2003.

Robert F. Wilkins
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Robert F. Wilkins
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